Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is entered into as of June 19, 2023, by and between SunHydrogen, Inc., a Nevada corporation (the “Company”), and John W. Baer TTEE FBO John W. Baer Trust UA 09/21/2007, a Nevada limited liability company (the “Investor”), with respect to the following facts:

R E C I T A L S

A.  The Company entered into a 10% interest, 5-year maturity, convertible note transaction with the Investor on August 10, 2018, (the “Note”). The current aggregate outstanding principal sum of the Note is $100,000 and the accrued interest to date is $48,603 representing a total aggregate note balance of $148,603. The Note is convertible into the Company’s common stock, par value $0.001 (the “Common Stock”), at an adjustable conversion price that is the lowest of (a) six-one percent (61%) of the lowest trade price of Common Stock recorded since the original Effective Date (as defined in the Note) of the Note, or (c) the lowest effective price per share granted to any person or entity after the Effective Date (as defined in the Note).

B.   The Company agrees to sell and the Investor agrees to purchase One Thousand Four Hundred Eighty-Six (1,486) shares of the Company’s Series C Preferred Stock (the “Shares”) for a total purchase price of $148,603 (the “Purchase Price”). The Series C Preferred Stock has a 10% stated annual dividend, no voting rights, has a face value of $100 per share, and is convertible into the Company’s Common Stock at a fixed conversion price that equals the effective conversion price of the Note on the date of this Agreement. The terms and conditions of the Series C Preferred stock (the “Series C Preferred Stock”) is set forth in the certification of designation attached hereto as Exhibit A (the “Restated Series C Certificate of Designation”).

C.  The Investor agrees to tender the Note to the Company for cancellation and foregoes all future accrued interest rights and other rights under the Note, as the total Purchase Price of the Shares.

D.  The closing of the transactions contemplated by this Agreement (the “Closing”) will be deemed to have occurred upon the completion of the deliveries by each Party to this Agreement as described in Section 2 of this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the recitals stated above, the parties to this Agreement hereby agree as follows:

Section 1. PURCHASE OF SHARES

The Investor agrees to tender the Note to the Company for cancellation as the total Purchase Price of the Shares. The Investor agrees that upon the full execution of this Agreement, the Note shall be deemed fully paid and satisfied, null and void and no interest, fees or principal shall be due thereon. In the event the Note is lost or destroyed, the Investor hereby warrants that the Note is lost or destroyed and agrees to immediately surrender to the Company said Note should it later be found and the Investor shall provide the Company with an affidavit of loss of said Note. The Investor hereby agrees to indemnify and hold harmless the Company and its affiliates against all liability, costs, damages, claims or expenses which may be incurred by any of them as a result of any claim to ownership of the lost Note asserted by the Investor or by anyone other than the Investor.

Section 2. DELIVERIES

2.1 The Company. The Company agrees and represents that upon the full execution of this Agreement, the Series C Preferred Stock shall be duly authorized, and the Shares are considered immediately and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement or the Certificate of Designation. The Company will or will cause its transfer agent to deliver a certificate evidencing the Shares issuable to the Investor within five (5) business days of the Closing. For all intent and purposes, upon the full execution of this Agreement, the Company agrees that the Investor is the immediate beneficial owners of the Shares and may exercise any and all rights under this Agreement or the Certification of Designation, regardless of when the certificates were delivered to the Investor.

2.2 The Investor. The Investor agrees that the Note shall be immediately and automatically cancelled on the books of the Company upon the full execution of this Agreement. The Investor also agrees to deliver any other document reasonably requested by the Company that it deems necessary for the consummation of the transactions contemplated by this Agreement.

2.3 Reservation of Shares of Common Stock. Within five (5) business days of the date of this Agreement, the Company shall submit irrevocable written instructions to its transfer agent to reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Shares (the “Reserved Shares”). If at any time the Company changes its transfer agent, while any shares of Series C Preferred Stock are outstanding, then the Company shall promptly submit similar irrevocable written instructions to such new transfer agent within five (5) business days of the effective date of change in transfer agent. The Company shall promptly deliver to the Investor written confirmation from the transfer agent when the shares of Common Stock are properly reserved for the sole benefit of the Investor. If on the date of this Agreement, the Company does not have enough authorized shares of Common Stock to issue upon the full conversion of the Series C Preferred Stock, then the Company agrees to immediately instruct its current transfer agent to reserve all remaining authorized shares as Reserved Shares for the benefit of the Investor, and to undertake and use its best efforts to amend its Articles of Incorporation to increase the number of shares of Common Stock that it is authorized to issue, within 90 days of the date hereof. The Company acknowledges that failure to comply with this Section 2.3 will cause enormous and immeasurable monetary damages to the Investor. Therefore, in the event of any failure to timely and properly reserved shares under this Section 2.3, the Company agrees to immediately pay Investor a cash amount equal to one (1%) percent of the aggregate fair market value of all the Common Stock underlying the outstanding Series C Preferred Stock for every 30 days such failure is not resolved, which amount shall not exceed ten (10%) percent in the aggregate in any twelve month period, in addition to any other damages the Investor may prove in an applicable court of law.

2.4  Reservation of Shares of Series C Preferred Stock. The Company hereby agrees that the entire series of Series C Preferred Stock shall be reserved and used exclusively for issuance upon exchange of its outstanding convertible notes with an effective conversion price that is the same as the Conversion Price described in the Certification of Designation, subject to adjustment as provided in the Certificate of Designation.

Section 3. EQUITABLE RELIEF.

3.1 Damages Inadequate. Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

3.2 Equitable Relief. It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate equitable relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

Section 4. Investor Representation and Warranty

4.1 Investor’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the transaction contemplated hereunder, Investor represents warrants and covenants with and to the Company as follows:

i.	Authorization and Binding Obligation. The Investor has the requisite legal capacity, power and authority to enter into, and perform under this Agreement, including with respect to canceling the Note and receiving the Shares. The execution, delivery and performance of this Agreement and performance by such Investor and the consummation by such Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Investor and no further consent or authorization is required. This Agreement has been duly executed and delivered by the Investor, and constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

ii.	Beneficial Owner. With respect to the Note (i) the Investor owns, beneficially and of record, good and marketable title to the Note, free and clear of any taxes, liens or encumbrances; (ii) the Note is not subject to any transfer restriction, other than the restriction that the Note not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and, therefore, cannot be resold unless registered under the 1933 Act or in a transaction exempt from or not subject to the registration requirements of the 1933 Act; (iii) the Investor has not entered into any agreement or understanding with any person or entity to dispose of the Note; and (iv) at the Closing, the Investor will convey to the Company good and marketable title to the Note, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.

iii.	Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

iv.	Purchase Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or an entity engaged in a business that would require it to be so registered.

v.	Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Investor acknowledges receipt of copies of the Company’s most recent Annual Report on Form 10-K for its last fiscal year and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof.

vi.	Proceedings. No proceedings relating to the Note is pending or, to the knowledge of the Investor, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Investor’s right and ability to surrender and exchange the Note.

vii.	Tax Consequences. The Investor acknowledges that the contents of this Agreement do not contain tax advice and Investor acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the Note and receipt of the Shares. The Investor assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the cancellation of the Note and/or the issuance of the Shares.

viii.	Reliance on Exemptions. The Investor understands that the Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

ix.	No Broker or Finder. Neither the Investor nor its agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions contemplated herein.

Section 5. MISCELLANEOUS

5.1  Further Assurances. The parties to this Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

5.2  Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

5.3  Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Nevada.

5.4  Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns, if any, and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, if any.

5.5 Legends. The Investor understands that the Shares are characterized as “restricted securities” under the 1933 Act. The Investor further acknowledges that if the Shares are issued to the Investor in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Investor represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Investor acknowledges that the certificate(s) representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificates with such legend.

5.6  Severability. The provisions of this Agreement are severable and in the event that one or more of its provisions are deemed to be unenforceable or invalid for any reason, such finding will not affect the enforceability or validity of any other provision of this Agreement, which shall remain in full force and effect.

5.7  Public Disclosure. The Company and the Investor agree not to issue any public statement with respect to the Investor’s investment or proposed investment in the Company or the terms of any agreement or covenant without the other party’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation. The Company agrees to reference the Investor only as “an accredited investor” and attach only a form copy this Agreement in any of the Company’s filings with the Securities and Exchange Commission or any other public filings, except such full disclosures as may be required under applicable law or under any applicable order, rule or regulation.

5.8  Waiver. No failure or delay on the part of either party hereto in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.

5.9  Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

5.10  Parties in Interest. None of the provisions of this Agreement or of any other document relating hereto is intended to provide any rights or remedies to any person (including, without limitation, any employees or creditors of the Company) other than the parties hereto and their respective heirs, successors and assigns, if any.

5.11  Authorized Signatures. Each party to this Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective party.

[signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY:	SUNHYDROGEN, INC.

	By:	/s/ Timothy Young
Timothy Young, Chief Executive Officer

INVESTOR:	JOHN W. BAER TTEE FBO JOHN W. BAER
TRUST UA 09/21/2007
	By:	/s/ John W. Baer
John W. Baer

EXHIBIT A

RESTATED CERTIFICATE OF DESIGNATION
SERIES C PREFERRED STOCK